STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The name of this Corporation is CONVENTION ALL HOLDINGS INCORPORATED.

Its registered office in the State of Delaware is to be located at:

37046 Teal Ct
Selbyville, DE 19975

The registered agent in charge thereof is Ms. Jennifer Hill.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The amount of the total stock of this corporation is authorized to issue is.

Common Stock:	One Billion Shares (1,000,000,000) with a par value of $0.000001 US.
Preferred Stock:	Twenty Million Shares (20,000,000) with a par value of $0.000001 US.

The name and mailing address of the incorporator are as follows:

Mr. Frank Cassell
1157 Taborlake Walk
Lexington, KY 40502

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 21st day of June, A.D 2006.

BY: Frank P Cassell
(Incorporator)

Name: FRANK P. CASSELL

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:40 AM 06/22/2006
FILED 11:40 AM 06/22/2006
SRV 060601091 - 4179385 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:58 AM 11/28/2006
FILED 08:58 AM 11/28/2006
SRV 061081743 - 4179385 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Convention All Holdings Incorporated

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Articles thereof numbered "First" and "Fifth" so that, as amended, said Articles shall be and read as follows:

FIRST: The name of the corporation is Convention All Holdings, Inc.

and,

Article Fifth as stated in Exhibit A attached

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 28th day of NOV, 2006.

By: Frank P. Cassell
Authorized Officer
Title: Chief Executive Officer

Name: Frank Cassell

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:09 PM 05/02/2007
FILED 06:05 PM 05/02/2007
SRV 070511184 - 4179385 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of:

Convention All Holdings, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of this Corporation is MIT Holding, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 2nd day of May, 20 07.

BY: *William C. Parker*
Authorized Officer

TITLE: President

NAME: William C. Parker
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:20 PM 06/19/2007
FILED 12:15 PM 06/19/2007
SRV 070724945 - 4179385 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

* * * * *

MIT Holding, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

> "RESOLVED, that the certificate of incorporation of the Corporation be amended by changing that article setting forth the authorized capital stock of the Corporation, so as to decrease the number of authorized shares of the Corporation's common stock from 1 Billion shares, par value $.000001 per share, to Two Hundred Fifty Million (250,000,000) shares, par value $.000001 per share"

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, MIT Holding, Inc. has caused this certificate to be signed by William C. Parker, its President, this 12th day of June 2007.

MIT HOLDING, INC.

By: William C. Parker
William C. Parker, President